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                                                                    Exhibit 23.3



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements of Renal Treatment Centers, Inc. on Form S-3 (File Nos. 33-88418, 33-93060, 33-96828, 333-3716, 333-10839, 333-10841 and 333-21281) and S-8 (File Nos. 33-
85750, 33-94262) of our report dated July 14, 1995, except for Note 9 as to which the date is July 24, 1995, relating to the financial statements of the Wichita Dialysis Group, which report is included in the Annual Report on Form 10-K of Renal Treatment Centers, Inc. for the year ended December 31, 1996.



/s/Baird, Kurtz & Dobson
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BAIRD, KURTZ & DOBSON

Wichita, Kansas
March 25, 1997